UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2022

ASHLAND GLOBAL HOLDINGS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	333-211719	81-2587835
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8145 Blazer Drive
Wilmington, Delaware		19808
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 302 995-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	ASH	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 28, 2022, Ashland Global Holdings Inc. (“Ashland”) filed a Current Report on Form 8-K (the “Original Report”) to report that Ashland LLC, an indirect and wholly-owned subsidiary of Ashland, has completed the previously announced sale of certain assets of the segment of Ashland known as “Performance Adhesives” (the “Business”) to Arkema SA for $1,650,000,000 in cash, subject to a working capital adjustment, plus the assumption by Arkema SA of certain liabilities of the Business. This Current Report on Form 8-K/A (“Amendment”) is being filed as an amendment to the Original Report. This Amendment is being filed to provide the historical unaudited pro forma financial information of Ashland, adjusted to reflect the disposition of the Business, as required by Item 9(b) of Form 8-K, that was not available for inclusion with the Original Report.

Item 9.01 Financial Statements and Exhibits.

b) Pro forma financial information.

The unaudited condensed proforma financial statements of Ashland Global Holdings Inc. and its consolidated subsidiaries as of December 31, 2021.

(d)	Exhibits
99.1	Ashland Global Holdings Inc. Unaudited Condensed Pro Forma Financial Information.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASHLAND GLOBAL HOLDINGS INC.

Date:	March 3, 2022	By:	/s/ J. Kevin Willis
J. Kevin Willis Senior Vice President and Chief Financial Officer